Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FIRST QUARTER 2014 FINANCIAL RESULTS

ITASCA, IL, April 7, 2014 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended March 31, 2014. A printer-friendly format and supplemental quarterly data is available at www.ajg.com. For a description of the non-GAAP measures used to report financial results in this earnings release, please see “Information Regarding Non-GAAP Measures” beginning on page 6.

Gallagher will host a webcast conference call on Monday, April 7, 2014 at 10:00a.m. ET/9:00 a.m. CT. To listen to this call, please go to www.ajg.com.

“We are off to an excellent start in 2014,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Our revenue momentum continues; our combined Brokerage and Risk Management segments posted 20% growth in adjusted total revenues, 4% organic growth in commissions and fee revenues, and already in 2014 we have announced ten mergers with annualized revenues of approximately $153.6 million. In the quarter we also improved our adjusted margins by 120 basis points, and we delivered 28% growth in adjusted EBITDAC and 22% growth in adjusted net earnings per share.”

•	For our Brokerage segment, adjusted total revenues were up 24%, base organic commission and fee revenues grew 3.3%, adjusted EBITDAC was up 34% and adjusted EBITDAC margin was up 150 basis points compared to the first quarter of 2013. Supplemental and contingent revenues remain strong as carriers recognize our growth and book loss experience. Our integration efforts continue to move forward as planned.

•	For our Risk Management segment, adjusted total revenues were up 7%, base organic fee revenues grew 6%, adjusted EBITDAC was up 8%, adjusted EBITDAC margin was up 10 basis points compared to the first quarter of 2013 and bettered our 16% margin target by 30 basis points.

“The rate environment remains steady with insurance carriers continuing to focus on profitable underwriting. We believe they are quoting rational prices on a line-by-line basis which allows us to demonstrate our expertise and high-quality value-added service. In addition, we are seeing our clients slowly expand their businesses and payrolls. Our global team is energized and well positioned for 2014.”

The following provides non-GAAP information that management believes is helpful when comparing 2014 revenues, EBITDAC and diluted net earnings per share with the same period in 2013:

Quarter Ended March 31

	Revenues			EBITDAC			Diluted Net Earnings Per Share
Segment	1st Q 14	1st Q 13	Chg	1st Q 14	1st Q 13	Chg	1st Q 14	1st Q 13	Chg
	(in millions)			(in millions)
Brokerage, as adjusted	$567.6	$457.0	24%	$110.7	$82.4	34%	$0.29	$0.22	32%
Gains on book sales	1.0	0.4		1.0	0.4		—	—
Acquisition integration	—	—		(6.5)	(3.0)		(0.03)	(0.02)
Workforce & lease termination	—	—		(2.2)	—		(0.01)	—
Acquisition related adjustments	—	—		(1.1)	—		(0.01)	(0.01)
Levelized foreign currency translation	—	(3.0)		—	0.5		—	—

Brokerage, as reported	568.6	454.4		101.9	80.3		0.24	0.19

Risk Management, as adjusted	160.0	148.9	7%	26.0	24.1	8%	0.10	0.10	0%
Workforce & lease termination	—	—		(0.2)	—		—	—
South Australia and claim portfolio transfer ramp up	—	1.4		(1.2)	1.3		(0.01)	0.01
Levelized foreign currency translation	—	3.3		—	1.1		—	—

Risk Management, as reported	160.0	153.6		24.6	26.5		0.09	0.11

Total Brokerage & Risk
Management, as reported	728.6	608.0		126.5	106.8		0.33	0.30
Corporate, as reported	186.4	66.1		(6.0)	(8.5)		0.03	0.02

Total Company, as reported	$915.0	$674.1		$120.5	$98.3		$0.36	$0.32

Total Brokerage & Risk
Management, as adjusted	$727.6	$605.9	20%	$136.7	$106.5	28%	$0.39	$0.32	22%

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Brokerage Segment First Quarter Highlights —The following tables provide non-GAAP information that management believes is helpful when comparing certain 2014 financial information with the same period in 2013 (in millions):

	1st Q 14	1st Q 13
Organic Revenues (non-GAAP)
Base Commissions and Fees
Commissions as reported	$411.5	$326.8
Fees as reported	97.6	86.7
Less commissions and fees from acquisitions	(82.2)	—
Less disposed of operations	—	(2.8)
Levelized foreign currency translation	—	2.4

Organic base commissions and fees	$426.9	$413.1

Organic change in base commissions and fees	3.3%

Supplemental Commissions
Supplemental commissions as reported	$25.4	$17.3
Less supplemental commissions from acquisitions	(7.3)	—

Organic supplemental commissions	$18.1	$17.3

Organic change in supplemental commissions	4.6%

Contingent Commissions
Contingent commissions as reported	$32.2	$22.5
Less contingent commissions from acquisitions	(4.9)	—

Organic contingent commissions	$27.3	$22.5

Organic change in contingent commissions	21.3%

		1st Q 14	1st Q 13
Adjusted Compensation Expense and Ratio (non-GAAP)
Reported amounts		$356.1	$287.7
Acquisition integration		(3.6)	(1.3)
Workforce and lease termination related charges		(1.7)	—
Acquisition related adjustments		(1.1)	—
Levelized foreign currency translation		—	2.6

Adjusted amounts		$349.7	$289.0

Adjusted ratios using adjusted revenues on page 1	*	61.6%	63.2%

*	Adjusted first quarter compensation ratio was 1.6 pts lower than the same period in 2013. This ratio was primarily impacted by salary decreases of 0.6 pts and a reduction in employee benefits of 0.9 pts, both related to headcount controls.

		1st Q 14	1st Q 13
Adjusted Operating Expense and Ratio (non-GAAP)
Reported amounts		$110.6	$86.4
Acquisition integration		(2.9)	(1.7)
Workforce and lease termination related charges		(0.5)	—
Levelized foreign currency translation		—	0.9

Adjusted amounts		$107.2	$85.6

Adjusted ratios using adjusted revenues on page 1	*	18.9%	18.7%

*	Adjusted first quarter operating expense ratio was 0.2 pts higher than the same period in 2013. All items were consistent with the prior period.

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Brokerage Segment First Quarter Highlights (continued)

	1st Q 14	1st Q 13
Adjusted EBITDAC (non-GAAP)
Total EBITDAC —see page 9 for computation	$101.9	$80.3
Gains from books of business sales	(1.0)	(0.4)
Acquisition integration *	6.5	3.0
Acquisition related adjustments	1.1	—
Workforce and lease termination related charges	2.2	—
Levelized foreign currency translation	—	(0.5)

Adjusted EBITDAC	$110.7	$82.4

Adjusted EBITDAC change	34.3%	27.7%

Adjusted EBITDAC margin	19.5%	18.0%

*	Acquisition integration —During first quarter 2014, integration costs related to the acquisitions of Giles and Bollinger totaled $4.2 million and $2.3 million, respectively. These costs were primarily related to the on-boarding of over 1,600 employees, communication system conversion costs and related performance compensation. Integration costs in first quarter 2013 relate to the Heath Lambert acquisition only.

The following is a summary of Brokerage segment acquisition activity for 2014 and 2013:

	1st Q 14	1st Q 13
Shares issued for acquisitions and earnouts	738,000	—
Number of acquisitions closed	9	4
Annualized revenues acquired (in millions)	$17.8	$5.0

The table above does not include any information related to the April 1, 2014 acquisition of the Oval Group of Companies. Under the agreement, we purchased all of the outstanding equity of Oval for net cash consideration of approximately $330 million. Oval is expected to annually generate over $135 million in revenues.

Risk Management Segment First Quarter Highlights —The following tables provide non-GAAP information that management believes is helpful when comparing certain 2014 financial information with the same period in 2013 (in millions):

	1st Q 14	1st Q 13
Organic Revenues (Non-GAAP)
Fees	$155.5	$147.3
International performance bonus fees	4.1	5.7

Fees as reported	159.6	153.0
Less fees from acquisitions	(2.2)	—
Less South Australia ramp up fees	—	(1.4)
Less New Zealand earthquake claims administration	—	(0.1)
Levelized foreign currency translation	—	(3.0)

Organic fees	$157.4	$148.5

Organic change in fees	6.0%	10.8%

		1st Q 14	1st Q 13
Adjusted Compensation Expense and Ratio (non-GAAP)
Reported amounts		$99.9	$91.6
South Australia and claim portfolio transfer ramp up costs		(0.8)	—
Workforce and lease termination related charges		(0.2)	—
Levelized foreign currency translation		—	(1.9)

Adjusted amounts		$98.9	$89.7

Adjusted ratios using adjusted revenues on page 1	*	61.8%	60.2%

*	Adjusted first quarter compensation ratio was 1.6 pts higher than the same period in 2013. This ratio was primarily impacted by salary increases of 0.7 pts and increased incentive compensation of 0.9 pts.

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Risk Management Segment First Quarter Highlights (continued)

		1st Q 14	1st Q 13
Adjusted Operating Expense and Ratio (non-GAAP)
Reported amounts		$35.5	$35.5
South Australia and claim portfolio transfer ramp up costs		(0.4)	(0.1)
Levelized foreign currency translation		—	(0.3)

Adjusted amounts		$35.1	$35.1

Adjusted ratios using adjusted revenues on page 1	*	21.9%	23.6%

*	Adjusted first quarter operating expense ratio was 1.7 pts lower than the same period in 2013. This ratio was primarily impacted by savings in real estate and professional fees of 1.4 pts and decreased business insurance expense of 0.5 pts, partially offset by increased professional fees associated with client-centric service enhancements of 0.4 pts.

	1st Q 14	1st Q 13
Adjusted EBITDAC (non-GAAP)
Total EBITDAC - see page 9 for computation	$24.6	$26.5
Workforce and lease termination related charges	0.2	—
South Australia and claim portfolio transfer ramp up costs	1.2	(1.3)
Levelized foreign currency translation	—	(1.1)

Adjusted EBITDAC	$26.0	$24.1

Adjusted EBITDAC change	7.9%	7.6%

Adjusted EBITDAC margin	16.3%	16.2%

Corporate Segment First Quarter Highlights - The following table provides non-GAAP information that management believes is helpful when comparing 2014 operating results for the Corporate Segment with the same period in 2013 (in millions):

	2014			2013
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings (Loss)
1st Quarter
Interest and banking costs	$(16.6)	$6.6	$(10.0)	$(11.9)	$4.8	$(7.1)
Clean energy related	1.4	19.5	20.9	(0.9)	14.1	13.2
Acquisition costs	(2.9)	0.4	(2.5)	(1.0)	0.2	(0.8)
Corporate	(5.0)	1.2	(3.8)	(6.0)	2.7	(3.3)

	$(23.1)	$27.7	$4.6	$(19.8)	$21.8	$2.0

Debt, interest and banking - At March 31, 2014, Gallagher had $1,525.0 million of borrowings from private placements, $100.0 million of which is due in August 2014 and $367.4 million of short-term borrowings under its line of credit facility. As previously announced, Gallagher in December 2013 entered into a note purchase agreement for a private placement of $600 million of senior unsecured notes, which funded on February 27, 2014. Proceeds were primarily used to pay down its line of credit facility.

At-the-market equity program - Gallagher has an at-the-market equity program under which it may sell up to $200 million of its common stock through Morgan Stanley & Co. LLC as sales agent. During first quarter 2014, Gallagher did not sell shares of its common stock under the program.

Clean energy investments - The following provides certain information related to Gallagher’s investments in limited liability companies that own 34 clean coal production plants, which produce refined coal using proprietary technologies owned by Chem-Mod. We believe that the production and sale of refined coal at these plants qualifies to receive refined coal tax credits under IRC Section 45 through 2019 for the fourteen 2009 Era Plants and through 2021 for the twenty 2011 Era Plants. The underlying operations of those investments where Gallagher has a controlling ownership interest are consolidated.

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Corporate Segment First Quarter Highlights (continued)

On March 1, 2014, we acquired additional ownership interests in seven of the 2009 Era Plants and five of the 2011 Era Plants from a co-investor. All but one of our investments in these plants had been accounted for under the equity method of accounting. For all plants where our ownership is now over 50%, as of March 1, 2014 we consolidated the operations of the limited liability companies that own these plants. The transaction resulted in a non-cash after tax gain of $14.1 million, which resulted from a provisional estimate of fair value as of the transaction date

		Gallagher’s Portion of Estimated
($ in millions)	Gallagher’s Tax-Effected Book Value At March 31, 2014	Additional Required Tax- Effected Capital Investment	Ultimate Annual After-tax Earnings *
Investments that own 2009 Era Plants
12 Under long-term production contracts	$13.9	$1.0	$22.6
2 In negotiations for long-term production contracts	0.7	Not Estimable	Not Estimable
Investments that own 2011 Era Plants
16 Under long-term production contracts	40.0	0.1	72.4
4 In negotiations for long-term production contracts	1.3	Not Estimable	Not Estimable

*	Reflects management's current best estimate of the ultimate future potential annual after-tax earnings based on production estimates from the host utilities. However, host utilities do not consistently utilize the refined fuel plants at ultimate production levels due to seasonal electricity demand, as well as many operational, regulatory and environmental compliance reasons.

Gallagher’s investment in Chem-Mod generates royalty income from clean energy plants owned by those limited liability companies in which it invests as well as refined coal production plants owned by other unrelated parties. Based on current production estimates provided by licensees, Chem-Mod could generate for Gallagher approximately $4.0 million of net after-tax earnings per quarter.

All estimates set forth above regarding the potential future earnings impact of our clean energy investments are subject to significant risks. Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for a more detailed discussion of these and other factors that could impact the information above.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher historically has reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 35% to 37% in both its Brokerage and Risk Management segments. Gallagher’s consolidated effective tax rate for the quarter ended March 31, 2014 and 2013 was (6.4)% and 4.3%, respectively. Gallagher’s tax rate for the quarter ended March 31, 2014 was lower than the statutory rate and was lower than 2013 due to the amount of IRC Section 45 tax credits earned in 2014 compared to 2013.

Webcast Conference Call

Gallagher will host a webcast conference call on Monday, April 7, 2014 at 10:00a.m. ET/9:00 a.m. CT. To listen to this call, please go to www.ajg.com. The call will be available for replay at such website for not less than 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 25 countries and offers client-service capabilities in more than 140 countries around the world through a network of correspondent brokers and consultants.

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Cautionary Information

The operating results and other financial information for the quarter ended March 31, 2014 presented in this press release are preliminary. Because the financial statements for the quarter ended March 31, 2014 have not yet been finalized, the results and other financial information regarding this period is subject to change, and actual results for this period may differ materially from these preliminary estimates. Accordingly, you should not place undue reliance on these preliminary estimates. See the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company does not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events or otherwise, except as otherwise required by law.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” ”contemplates,” “see,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments; (ii) our corporate income tax rate; (iii) anticipated future results or performance of any segment or the Company as a whole (including recent new business wins in the Risk Management segment and the Giles acquisition); (iv) anticipated cost savings from workforce reductions; (v) the premium rate environment; (vi) the economic environment; and (vii) anticipated funding under a note purchase agreement.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments including uncertainties related to political and regulatory risks, including potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property risks; and environmental risks - all could impact (i) and (ii) above; and

•	Changes in worldwide and national economic conditions (including an economic downturn due to a U.S. government shutdown or default and uncertainty regarding the European debt crisis), changes in premium rates and in insurance markets generally and changes in the insurance brokerage industry’s competitive landscape - all could impact (iii) - (vii) above.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Gallagher’s industry peers may provide similar supplemental non-GAAP information related to organic revenues and EBITDAC, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

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Adjusted presentation - Gallagher believes that the adjusted presentations of the current and prior year information, presented in this earnings release, provides stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period.

•	Adjusted revenues and expenses - Gallagher defines these measures as revenues, compensation expense and operating expense, respectively, each adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, New Zealand earthquake claims administration, South Australia and claim portfolio transfer ramp up fees/costs, workforce related charges, lease termination related charges, acquisition related adjustments and the impact of foreign currency translation, as applicable. Integration costs include costs related to transactions not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Adjusted ratios - Adjusted compensation expense ratio and adjusted operating expense ratio are defined as adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Earnings Measures - Gallagher believes that each of EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments, as defined below, provides a meaningful representation of its operating performance. Gallagher considers EBITDAC and EBITDAC margin as a way to measure financial performance on an ongoing basis. Adjusted EBITDAC, adjusted EBITDAC margin and diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments are presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	EBITDAC - Gallagher defines this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•	EBITDAC margin - Gallagher defines this measure as EBITDAC divided by total revenues.

•	Adjusted EBITDAC - Gallagher defines this measure as EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, New Zealand earthquake claims administration costs, South Australia and claim portfolio transfer ramp up fees/costs, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable.

•	Adjusted EBITDAC margin - Gallagher defines this measure as adjusted EBITDAC divided by total adjusted revenues (defined above).

•	Diluted net earnings per share (as adjusted) for the Brokerage and Risk Management segments - Gallagher defines this measure as net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, New Zealand earthquake claims administration, South Australia and claim portfolio transfer ramp up fees/costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments and effective income tax rate impact divided by diluted weighted average shares outstanding. The effective income tax rate impact represents the difference in income tax expense for tax amounts derived using the actual effective tax rate compared to tax amounts derived using a normalized effective tax rate.

Organic Revenues - For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in organic growth excludes the impact of supplemental commission and contingent commission revenues and the period-over-period impact of foreign currency translation. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions accounted for as purchases and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the impact of South Australia ramp up fees, New Zealand earthquake claims administration and the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

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Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on page 9), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on page 1), for organic revenue measures (on pages 2 and 3, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 3 and 4, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can be found in the supplemental quarterly data available at www.ajg.com.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 1st Qtr Ended March 31,

(Unaudited - in millions except per share, percentage and workforce data)

	1st Q Ended	1st Q Ended
	Mar 31, 2014	Mar 31, 2013
Brokerage Segment
Commissions	$411.5	$326.8
Fees	97.6	86.7
Supplemental commissions	25.4	17.3
Contingent commissions	32.2	22.5
Investment income and gains realized on books of business sales	1.9	1.1

Revenues	568.6	454.4

Compensation	356.1	287.7
Operating	110.6	86.4
Depreciation	9.0	6.3
Amortization	37.4	29.0
Change in estimated acquisition earnout payables	5.1	4.4

Expenses	518.2	413.8

Earnings before income taxes	50.4	40.6
Provision for income taxes	17.8	16.0

Net earnings	$32.6	$24.6

EBITDAC
Net earnings	$32.6	$24.6
Provision for income taxes	17.8	16.0
Depreciation	9.0	6.3
Amortization	37.4	29.0
Change in estimated acquisition earnout payables	5.1	4.4

EBITDAC	$101.9	$80.3

	1st Q Ended	1st Q Ended
	Mar 31, 2014	Mar 31, 2013
Risk Management Segment
Fees	$159.6	$153.0
Investment income	0.4	0.6

Revenues	160.0	153.6

Compensation	99.9	91.6
Operating	35.5	35.5
Depreciation	4.9	4.4
Amortization	0.7	0.6

Expenses	141.0	132.1

Earnings before income taxes	19.0	21.5
Provision for income taxes	6.9	7.6

Net earnings	$12.1	$13.9

EBITDAC
Net earnings	$12.1	$13.9
Provision for income taxes	6.9	7.6
Depreciation	4.9	4.4
Amortization	0.7	0.6

EBITDAC	$24.6	$26.5

	1st Q Ended	1st Q Ended
	Mar 31, 2014	Mar 31, 2013
Corporate Segment
Revenues from consolidated clean coal facilities	$154.3	$49.3
Royalty income from clean coal licenses	14.6	10.0
Loss from unconsolidated clean coal facilities	(2.5)	(2.3)
Other net revenues	20.0	9.1

Revenues	186.4	66.1

Cost of revenues from consolidated clean coal facilities	171.0	58.1
Compensation	10.3	4.6
Operating	11.1	11.9
Interest	16.2	11.2
Depreciation	0.9	0.1

Expenses	209.5	85.9

Loss before income taxes	(23.1)	(19.8)
Benefit for income taxes	(27.7)	(21.8)

Net earnings	$4.6	$2.0

EBITDAC
Net earnings	$4.6	$2.0
Benefit for income taxes	(27.7)	(21.8)
Interest	16.2	11.2
Depreciation	0.9	0.1

EBITDAC	$(6.0)	$(8.5)

See "Information Regarding Non-GAAP Measures" on page 7 of 11.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 1st Qtr Ended March 31,

(Unaudited - in millions except share and per share data)

	1st Q Ended	1st Q Ended
	Mar 31, 2014	Mar 31, 2013
Total Company
Commissions	$411.5	$326.8
Fees	257.2	239.7
Supplemental commissions	25.4	17.3
Contingent commissions	32.2	22.5
Investment income and gains realized on books of business sales	2.3	1.7
Revenues from clean coal activities	166.4	57.0
Other net revenues - Corporate	20.0	9.1

Revenues	915.0	674.1

Compensation	466.3	383.9
Operating	157.2	133.8
Cost of revenues from clean coal activities	171.0	58.1
Interest	16.2	11.2
Depreciation	14.8	10.8
Amortization	38.1	29.6
Change in estimated acquisition earnout payables	5.1	4.4

Expenses	868.7	631.8

Earnings before income taxes	46.3	42.3
Provision (benefit) for income taxes	(3.0)	1.8

Net earnings	$49.3	$40.5

Diluted net earnings per share	$0.36	$0.32

Dividends declared per share	$0.36	$0.35

EBITDAC
Net earnings	$49.3	$40.5
Provision (benefit) for income taxes	(3.0)	1.8
Interest	16.2	11.2
Depreciation	14.8	10.8
Amortization	38.1	29.6
Change in estimated acquisition earnout payables	5.1	4.4

EBITDAC	$120.5	$98.3

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Mar 31, 2014	Dec 31, 2013
Cash and cash equivalents	$739.2	$298.1
Restricted cash	915.9	1,027.4
Premiums and fees receivable	1,253.4	1,288.8
Other current assets	289.5	261.3

Total current assets	3,198.0	2,875.6
Fixed assets - net	165.9	160.4
Deferred income taxes	292.9	279.8
Other noncurrent assets	383.0	320.7
Goodwill - net	2,142.0	2,145.2
Amortizable intangible assets - net	1,093.8	1,078.8

Total assets	$7,275.6	$6,860.5

Premiums payable to insurance and reinsurance companies	$1,974.7	$2,154.7
Accrued compensation and other accrued liabilities	471.9	370.6
Unearned fees	86.6	84.5
Other current liabilities	33.0	44.5
Corporate related borrowings - current	467.4	630.5

Total current liabilities	3,033.6	3,284.8
Corporate related borrowings - noncurrent	1,425.0	825.0
Other noncurrent liabilities	672.8	665.2

Total liabilities	5,131.4	4,775.0

Stockholders' equity:
Common stock - issued and outstanding	135.1	133.6
Capital in excess of par value	1,405.3	1,358.1
Retained earnings	596.9	596.4
Accumulated other comprehensive income (loss)	6.9	(2.6)

Total stockholders’ equity	2,144.2	2,085.5

Total liabilities and stockholders' equity	$7,275.6	$6,860.5

See “Information Regarding Non-GAAP Measures” on page 7 of 11.

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Arthur J. Gallagher & Co.

Other Information and Notes

(Unaudited - data is rounded where indicated)

	1st Q Ended	1st Q Ended
	Mar 31, 2014	Mar 31, 2013
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	134,230	126,165
Diluted weighted average shares outstanding (000s)	135,840	127,543
Common shares repurchased (000s)	—	—
Common shares issued for acquisitions and earnouts (000s)	738	—
Number of acquisitions closed	9	4
Annualized revenues acquired (in millions)	$17.8	$5.0
Workforce at end of period (includes acquisitions):
Brokerage	11,143	8,966
Risk Management	4,861	4,500
Total Company	16,340	13,760

Contact: Marsha Akin

Director - Investor Relations

630-285-3501 or marsha_akin@ajg.com

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